EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-193545) of FNCB Bancorp, Inc. and Subsidiaries of our reports dated March 9, 2018, relating to the consolidated financial statements and the effectiveness of FNCB Bancorp, Inc. and Subsidiaries’ internal control over financial reporting, which appears in this annual report on Form 10-K for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Wilkes-Barre, Pennsylvania
March 9, 2018